UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 27, 2017

OREXIGEN THERAPEUTICS, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on June 28, 2017, Orexigen Therapeutics, Inc. (the “Company,” “us” or “we”) received a letter from the Listing Qualifications Department of the NASDAQ Stock Market (“NASDAQ”) notifying us (i) that the Company did not meet the continuing listing requirements of NASDAQ Marketplace Rule 5450(b)(2)(A) (the “Market Value Standard”), which requires that we maintain a minimum market value of listed securities of at least $50 million for the previous 30 consecutive trading days, and (ii) that we had 180 calendar days in which to regain compliance. NASDAQ further informed us on June 28, 2017 that the Company also did not meet the alternative continued listing requirements of NASDAQ Marketplace Rule 5450(b)(3)(A) (the “Total Assets/Total Revenue Standard”), which requires that we have total assets and total revenues of at least $50 million each for the most recently completed fiscal year or two of the three most recently completed fiscal years.

On December 27, 2017, we received a second letter from NASDAQ stating that the Company had not regained compliance with the Market Value Standard within the 180-day period and that, unless we requested an appeal to a hearings panel by January 3, 2018, the Company’s common stock would be suspended at the opening of business on January 5, 2018 and removed from listing and registration on the NASDAQ Stock Market. We intend to request a hearing before January 3, 2018 to appeal the delisting determination, which we expect will stay any delisting action and allow for continued listing of the Company’s common stock on the NASDAQ Global Select Market until the hearings panel renders a decision.

We currently expect that, either prior to or in connection with any hearing, the Company will qualify for continued listing pursuant to the Total Assets/Total Revenue Standard. In the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2017, we reported total assets of $183.7 million as of September 30, 2017 and total revenues of $61.4 million for the nine months ended September 30, 2017. Accordingly, we expect to report in the Company’s annual report for the year ended December 31, 2017, total assets of at least $50 million as of December 30, 2017 and total revenues of at least $50 million for the 12 months ending December 31, 2017.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the Company’s intention to request a hearing and its expectations regarding receiving a stay of any delisting action until the hearing panel’s decision, the Company’s financial results for fiscal year 2017, and its ability to qualify for continued listing pursuant to the Total Assets/Total Revenue Standard.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described therein, including, without limitation, those risks and uncertainties set forth in the Company’s filings with the U.S. Securities and Exchange Commission.  There can be no guarantee that the Company will be successful in regaining compliance with any of the continued listing requirements and maintaining its listing of common stock on the NASDAQ Global Select Market.  The forward-looking statements are applicable only as of the date on which they are made, and the Company does not assume any obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: December 29, 2017	By:	/s/ Thomas P. Lynch
	Name:	Thomas P. Lynch
	Title:	EVP, Chief Administrative Officer, General Counsel and Secretary